Exhibit 99.1

NeuroOne® Announces Patent Allowance for Drug Delivery Utilizing a Novel Neural Probe

Patent allowance strengthens IP portfolio and positions company in pursuing drug delivery using its neural probes

EDEN PRAIRIE, Minn., November 16, 2023 (GlobeNewswire) -- NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, announced today that, the United States Patent and Trademark Office (“USPTO”) issued a Notice of Allowance for U.S. Patent Application 16/812,702, titled “Agent-Delivering Neural Probe Devices and Related Systems and Methods,” which covers novel electrodes that can operate as a standard neural electrode that also delivers a treatment agent to a target area of the patient’s brain.

A Notice of Allowance is issued by the USPTO after examination of a patent application and a determination that a patent should be granted from the application. NeuroOne anticipates the issuance of the patent in the coming months.

In addition to this allowed patent application, NeuroOne’s patent portfolio includes the two other allowed patent applications, one issued U.S. patent, eight pending U.S. applications, and several foreign applications covering a wide variety of thin-film electrode technologies, including both neural and spinal cord electrodes with unique structures that optimize the functionality and minimized profile of those electrodes.

Dave Rosa, CEO of NeuroOne, commented, “The Company continues to strengthen its existing patent portfolio with this recent notification by the USPTO. These allowances are especially important as we advance our efforts to partner with existing biopharma companies to offer the next combination device that can provide both drug delivery and sEEG recording capabilities.”

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries, and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence. For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the Company’s electrode technology program, applications for, or receipt of, regulatory clearance, the receipt and/or timing of additional feedback from the FDA relating to the Company’s OneRF ablation system, the receipt and/or timing of regulatory approval of the Company’s OneRF ablation system, the ability of the OneRF ablation system to offer a safer option for patients, the timing and extent of product launch and commercialization of our technology, clinical and pre-clinical testing, what the future may hold for electrical stimulation and NeuroOne’s potential role, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that our partnerships may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages, risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Contact:

800-631-4030

ir@nmtc1.com